Exhibit 99.1

Helen of Troy Limited Reports Second Quarter Fiscal 2022 Results

Consolidated Net Sales Decline of 10.5%; Decline of 7.6% from Core Business
GAAP Diluted Earnings Per Share (“EPS”) of $2.11
Adjusted Diluted EPS Decline of 29.7% to $2.65

Raises Fiscal 2022 Diluted EPS and Net Sales Outlook:
Consolidated Diluted EPS to $7.88-$8.31; Core Diluted EPS to $7.68-$8.11
Consolidated Adjusted Diluted EPS to $11.26-$11.56; Core Adjusted Diluted EPS to $11.05-$11.35
Consolidated Net Sales to $2.024-$2.067 Billion; Core Net Sales to $1.990-$2.032 Billion

El Paso, Texas, October 7, 2021 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home, and beauty products, today reported results for the three-month period ended August 31, 2021.

Executive Summary – Second Quarter of Fiscal 2022 Compared to Fiscal 2021 and Fiscal 2020

•Consolidated net sales revenue was $475.2 million, a decrease of 10.5% from fiscal 2021 and an increase of 14.8% from fiscal 2020
◦Core business net sales decline of 7.9% from fiscal 2021 and an increase of 20.6% from fiscal 2020
◦A decrease in Leadership Brand net sales of 8.7% from fiscal 2021 and an increase of 18.9% from fiscal 2020
◦A decrease in online channel net sales of 17.5% from fiscal 2021 and an increase of 8.5% from fiscal 2020
◦A consolidated net sales decline of 10.9% from Organic business

•In July 2021, the Company disclosed that it was in discussions with the U.S. Environmental Protection Agency (the “EPA”) regarding the compliance of packaging claims on certain of its products in the air and water filtration categories and a limited subset of humidifier products within the Health & Home segment that are sold in the United States. The EPA did not raise any product quality, safety or performance issues. As previously disclosed in August 2021, the Company largely resolved the EPA matter with modest changes to product labeling and began executing repackaging plans for the bulk of the affected products. The Company expects to ramp up to normalized shipping activity for the vast majority of affected products at various timeframes during the third quarter. During the second quarter of fiscal 2022, the Company incurred additional compliance costs of $3.0 million, referred to as “EPA compliance costs.” The charge was comprised of incremental warehouse storage costs and legal fees of $2.6 million, which were recognized in selling, general and administrative expense (“SG&A”), and storage and obsolete packaging charges from vendors of $0.4 million, which were recognized in cost of goods sold.

•GAAP consolidated operating income of $67.3 million, or 14.2% of net sales, compared to $99.3 million, or 18.7% of net sales, for the same period last year

•Non-GAAP consolidated adjusted operating income decrease of 25.0% to $81.4 million, or 17.1% of net sales, compared to $108.5 million, or 20.4% of net sales, for the same period last year

•GAAP diluted EPS of $2.11, which includes EPA compliance costs of $0.12 per share, compared to $3.43 for the same period last year

•Non-GAAP adjusted diluted EPS of $2.65, a decrease of 29.7% from fiscal 2021 and an increase of 18.3% from fiscal 2020

Julien R. Mininberg, Chief Executive Officer, stated: “The second quarter exceeded our expectations. We are pleased to see our diversified portfolio once again deliver, with Housewares and Beauty both topping last year’s especially strong sales growth, and Health & Home declining less than expected due to a favorable resolution of the EPA matter. International also grew over the high growth in its year-ago base. We generated adjusted diluted EPS of $2.65 despite the significant impact of widespread inflation affecting nearly all input costs, including materials, labor, and transportation, and despite the lower Health & Home sales in the quarter due to the EPA matter. Looking at the first half of our fiscal year, we are very pleased to grow our Core sales by 8.9% and maintain our Core adjusted diluted EPS in the face of these obstacles. On a two-year stack, the results are even more compelling across many of our key measures. Our flywheel investments across the Company continue to pay off as we drive our Leadership Brands ahead, work hard to mitigate the current inflationary costs, continue to delight consumers with innovative new products, and make further improvements to our global shared services to power the back half of Phase II.”

Mr. Mininberg continued: “Looking ahead to the balance of the fiscal year, we are raising our full fiscal year outlook based on the better than expected second quarter results, positive trends in Beauty and Housewares, as well as the more favorable than expected EPA resolution. Including the EPA matter, the high end of our Core revenue outlook range implies slight growth over the 25.1% growth last year, and our Core adjusted diluted EPS outlook range implies growth of 0.2% to 2.9% over last year’s 26.5% growth. We believe delivering growth over last year’s elevated base and the margin expansion implied in our outlook would be a powerful statement in the face of more than $2.45 per share of inflationary cost pressure and the impact of the EPA matter this year. Excluding the impact of the EPA matter, our implied Core revenue growth outlook ranges from 3.4% to 4.3% and our implied Core adjusted diluted EPS growth outlook is 7%. I am very proud of our associates as they work together tirelessly to overcome challenge after challenge. They are Helen of Troy at its finest.”

“Our strong balance sheet provides dry powder to further accelerate long-term value creation by capitalizing on potential acquisition opportunities and affords us the ability to opportunistically buy back our stock.”

	Three Months Ended August 31,
(in thousands) (unaudited)	Housewares	Health & Home	Beauty	Total
Fiscal 2021 sales revenue, net	$201,863	$211,454	$117,535	$530,852
Organic business (1)	13,084	(70,910)	145	(57,681)
Impact of foreign currency	271	935	851	2,057
Change in sales revenue, net	13,355	(69,975)	996	(55,624)
Fiscal 2022 sales revenue, net	$215,218	$141,479	$118,531	$475,228

Total net sales revenue growth (decline)	6.6%	(33.1)%	0.8%	(10.5)%
Organic business	6.5%	(33.5)%	0.1%	(10.9)%
Impact of foreign currency	0.1%	0.4%	0.7%	0.4%

Operating margin (GAAP)
Fiscal 2022	19.5%	3.4%	17.4%	14.2%
Fiscal 2021	22.5%	16.0%	17.1%	18.7%
Adjusted operating margin (non-GAAP)
Fiscal 2022	21.4%	7.7%	20.6%	17.1%
Fiscal 2021	23.7%	17.9%	19.5%	20.4%

	Three Months Ended August 31,			% Change
(in thousands, except per share data) (unaudited)	2021	2020	2019	FY22/FY21	FY22/FY20
Consolidated net sales revenue	$475,228	$530,852	$413,995	(10.5)%	14.8%
Core business net sales revenue (2)	469,485	509,710	389,136	(7.9)%	20.6%
Leadership Brand net sales revenue (7)	393,820	431,374	331,183	(8.7)%	18.9%
Online channel net sales revenue (10)	106,441	129,083	98,082	(17.5)%	8.5%

Consolidated Diluted EPS	$2.11	$3.43	$1.83	(38.5)%	15.3%
Consolidated Adjusted Diluted EPS (non-GAAP) (8)	2.65	3.77	2.24	(29.7)%	18.3%
Core Adjusted Diluted EPS (non-GAAP) (2) (8)	2.65	3.56	2.05	(25.6)%	29.3%

	Six Months Ended August 31,			% Change
(in thousands, except per share data) (unaudited)	2021	2020	2019	FY22/FY21	FY22/FY20
Consolidated net sales revenue	$1,016,451	$951,687	$790,330	6.8%	28.6%
Core business net sales revenue (2)	990,589	909,229	742,712	8.9%	33.4%
Leadership Brand net sales revenue (7)	822,876	780,404	632,742	5.4%	30.0%
Online channel net sales revenue (10)	227,774	245,613	185,708	(7.3)%	22.7%

Consolidated Diluted EPS	$4.42	$5.81	$3.44	(23.9)%	28.5%
Consolidated Adjusted Diluted EPS (non-GAAP) (8)	6.14	6.30	4.30	(2.5)%	42.8%
Core Adjusted Diluted EPS (non-GAAP) (2) (8)	5.96	5.98	4.00	(0.3)%	49.0%

Consistent with its strategy of focusing resources on its Leadership Brands, during the fourth quarter of fiscal 2020, the Company committed to a plan to divest certain assets within its Beauty segment's mass channel personal care business (“Personal Care”). During the second quarter of fiscal 2022, the Company completed the sale of its Personal Care business, not including the Latin America and Caribbean regions, to HRB Brands LLC, for $44.7 million in cash and recognized a gain on the sale of $0.5 million in SG&A. The transaction also includes an option that provides HRB Brands LLC the right to purchase the Latin America and Caribbean Personal Care businesses no later than the end of fiscal 2022, subject to meeting certain agreed-upon conditions. Accordingly, the Company has continued to classify the identified net assets of the Latin America and Caribbean Personal Care businesses as held for sale. The Company defines Core business as strategic business that it expects to be an ongoing part of its operations, and Non-Core business as business or net assets (including net assets held for sale) that it expects to divest within a year of its designation as Non-Core. Sales from the Latin America and Caribbean Personal Care businesses continue to be included in Non-Core business for all periods presented.

	Three Months Ended August 31,
(in thousands) (unaudited)	Housewares	Health & Home	Beauty	Total
Fiscal 2021 sales revenue, net	$201,863	$211,454	$117,535	$530,852
Core business (2)	13,355	(69,975)	16,395	(40,225)
Non-Core business (Personal Care) (2)	—	—	(15,399)	(15,399)
Change in sales revenue, net	13,355	(69,975)	996	(55,624)
Fiscal 2022 sales revenue, net	$215,218	$141,479	$118,531	$475,228

Total net sales revenue growth (decline)	6.6%	(33.1)%	0.8%	(10.5)%
Core business	6.6%	(33.1)%	13.9%	(7.6)%
Non-Core business (Personal Care)	—%	—%	(13.1)%	(2.9)%

Consolidated Results - Second Quarter Fiscal 2022 Compared to Second Quarter Fiscal 2021

•Consolidated net sales revenue decreased $55.6 million, or 10.5%, to $475.2 million compared to $530.9 million. The decline was driven by a decrease from Organic business of $57.7 million, or 10.9%, primarily due to a decrease in sales in the Health & Home segment as a result of EPA packaging compliance concerns and related stop shipment actions, and a net sales revenue decline in Non-Core business primarily due to the sale of the North America Personal Care business during the second quarter of fiscal 2022. These factors were partially offset by higher brick and mortar sales in the Beauty and Housewares segments due primarily to strong consumer demand and the favorable comparative impact of COVID-19 related store closures and reduced store traffic in the prior period, higher sales in the closeout channel, and growth in consolidated international sales. Net sales revenue was also favorably impacted by net foreign currency fluctuations of approximately $2.1 million, or 0.4%.

•Consolidated gross profit margin increased 0.9 percentage points to 44.3%, compared to 43.4%. The increase in consolidated gross profit margin was primarily due to favorable product mix within the Beauty segment and a favorable mix of more Housewares and Beauty sales within consolidated net sales revenue. This was partially offset by higher inbound freight expense due to rising freight rates and container supply shortages, a less favorable channel mix within the Housewares segment, and EPA compliance costs recognized in cost of goods sold in the Health & Home segment of $0.4 million.

•Consolidated SG&A ratio increased 5.4 percentage points to 30.1%, compared to 24.7%. The increase in the consolidated SG&A ratio was primarily due to the comparative impact of higher personnel and advertising expense due to cost reduction initiatives in the prior year period related to the uncertainty of COVID-19, higher distribution expense, unfavorable operating leverage, higher share-based compensation expense, the unfavorable impact of foreign currency exchange fluctuations, and EPA compliance costs of $2.6 million. These factors were partially offset by the impact of lower annual incentive compensation expense, decreased amortization expense, and lower royalty expense.

•Consolidated operating income was $67.3 million, or 14.2% of net sales revenue, compared to $99.3 million, or 18.7% of net sales revenue. The 4.5 percentage point decrease in consolidated operating margin was primarily due to the comparative impact of higher personnel and advertising expenses from cost reduction initiatives in the prior year period related to the uncertainty of COVID-19, higher inbound freight expense due to rising freight rates and container supply shortages, increased distribution expenses, unfavorable operating leverage, EPA compliance costs of $3.0 million, higher share-based compensation expense, and the unfavorable impact of foreign currency exchange fluctuations. These factors were partially offset by a favorable product mix within the Beauty segment and a favorable mix of more Housewares and Beauty sales within consolidated net sales revenue, decreased amortization expense, lower royalty expense, and lower annual incentive compensation expense.

•Income tax expense as a percentage of income before tax was 19.8% compared to 9.6% for the same period last year, primarily due to shifts in the mix of taxable income in the Company's various tax jurisdictions.

•Net income was $51.3 million, compared to $87.3 million. Diluted EPS was $2.11 compared to $3.43. Diluted EPS decreased primarily due to lower operating income in the Health & Home and Housewares segments, an increase in the effective income tax rate and higher interest expense, partially offset by higher operating income in the Beauty segment and lower weighted average diluted shares outstanding.

•Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) decreased 23.1% to $87.2 million compared to $113.4 million.

On an adjusted basis for the second quarters of fiscal 2022 and 2021, excluding EPA compliance costs, restructuring charges, amortization of intangible assets, and non-cash share-based compensation, as applicable:

•Adjusted operating income decreased $27.1 million, or 25.0%, to $81.4 million, or 17.1% of net sales revenue, compared to $108.5 million, or 20.4% of net sales revenue. The 3.3 percentage point decrease in adjusted operating margin is primarily driven by higher personnel and advertising expenses stemming from cost reduction initiatives in the prior year period related to the uncertainty of COVID-19, higher inbound freight expense due to rising freight rates and container supply shortages, increased distribution expenses, unfavorable operating leverage, and the unfavorable impact of foreign currency exchange fluctuations. These factors were partially offset by a more favorable product mix within the Beauty segment and a favorable mix of more Housewares and Beauty sales within consolidated net sales revenue, lower royalty expense, and lower annual incentive compensation expense.

•Adjusted income decreased $31.5 million, or 32.8%, to $64.5 million, compared to $95.9 million for the same period last year. Adjusted diluted EPS decreased 29.7% to $2.65 compared to $3.77. The decrease in adjusted diluted EPS was primarily due to lower adjusted operating income in the Health & Home and Housewares segments, an increase in the effective income tax rate and higher interest expense, partially offset by higher adjusted operating income in the Beauty segment and lower weighted average diluted shares outstanding.

Segment Results - Second Quarter Fiscal 2022 Compared to Second Quarter Fiscal 2021

Housewares net sales revenue increased $13.4 million, or 6.6%, to $215.2 million, compared to $201.9 million. Growth was driven by an increase from Organic business of $13.1 million, or 6.5%, primarily due to an increase in brick and mortar sales for both OXO and Hydro Flask brands due to strong demand and the favorable comparative impact of COVID-19 related store closures, reduced store traffic and a soft back-to-school season in the prior year period, higher sales in the closeout channel, and growth in international sales. These factors were partially offset by a decrease in online sales primarily due to the unfavorable comparative impact of a shift towards online shopping in the prior year period due to COVID-19 related store closures, as well as a decline in club channel sales. Net sales revenue was also favorably impacted by net foreign currency fluctuations of approximately $0.3 million, or 0.1%. Operating income was $41.9 million, or 19.5% of segment net sales revenue, compared to $45.4 million, or 22.5% of segment net sales revenue. The 3.0 percentage point decrease in segment operating margin was primarily due to a less favorable channel mix, higher inbound freight expense due to rising freight rates and container supply shortages, increased distribution costs, an increase in marketing expense, and higher share-based compensation expense. These factors were partially offset by reduced annual incentive compensation expense and favorable operating leverage. Adjusted operating income decreased 3.9% to $46.0 million, or 21.4% of segment net sales revenue compared to $47.8 million, or 23.7% of segment net sales revenue.

Health & Home net sales revenue decreased $70.0 million, or 33.1%, to $141.5 million, compared to $211.5 million. The decline was driven by a decrease from Organic business of $70.9 million, or 33.5%, primarily due to a decrease in both brick and mortar and online sales of water filtration, air filtration and humidification products as a result of the EPA packaging compliance concerns and related stop shipment actions, and a decline in sales of thermometers due to stronger COVID-19 driven demand for healthcare products in the comparative prior period. These factors were partially offset by an increase in sales of heaters and new product introductions. Net sales revenue was also favorably impacted by net foreign currency fluctuations of approximately $0.9 million, or 0.4%. Operating income was $4.8 million, or 3.4%

of segment net sales revenue, compared to $33.8 million, or 16.0% of segment net sales revenue. The 12.6 percentage point decrease in segment operating margin was primarily due to unfavorable operating leverage, EPA compliance costs of $3.0 million, increased personnel expense, higher inbound freight expense due to rising freight rates and container supply shortages, higher distribution costs, higher share-based compensation expense, and the unfavorable impact of foreign currency exchange fluctuations. These factors were partially offset by the favorable comparative impact of tariff exclusion refunds received in the second quarter of fiscal 2022, lower royalty expense, reduced amortization expense, and decreased annual incentive compensation expense. Adjusted operating income decreased 71.0% to $11.0 million, or 7.7% of segment net sales revenue, compared to $37.8 million, or 17.9% of segment net sales revenue.

Beauty net sales growth from Core business increased $16.4 million, or 13.9%, primarily reflecting higher appliance sales due to an increase in brick and mortar sales, growth in the volumizer franchise due to continued high consumer demand, expanded distribution primarily in the club channel, and higher international sales. Total Beauty segment net sales revenue increased $1.0 million, or 0.8%, to $118.5 million, compared to $117.5 million primarily due to the sale of the Non-Core North America Personal Care business during the second quarter of fiscal 2022. Net sales revenue was favorably impacted by net foreign currency fluctuations of approximately $0.9 million, or 0.7%. Operating income was $20.6 million, or 17.4% of segment net sales revenue, compared to $20.1 million, or 17.1% of segment net sales revenue. The 0.3 percentage point increase in segment operating margin was primarily due to a more favorable product mix, reduced annual incentive compensation expense, lower inventory obsolescence costs, and reduced royalty expense as a result of the amendment of the Revlon trademark license. These factors were partially offset by higher inbound freight expense due to rising freight rates and container supply shortages, increased marketing expense, higher personnel expense, an increase in long-term share-based incentive compensation expense, increased distribution expense, and the unfavorable impact of foreign currency exchange fluctuations. Adjusted operating income increased 7.0% to $24.5 million, or 20.6% of segment net sales revenue, compared to $22.9 million, or 19.5% of segment net sales revenue.

Balance Sheet and Cash Flow Highlights - Second Quarter Fiscal 2022 Compared to Second Quarter Fiscal 2021

•Cash and cash equivalents totaled $31.8 million, compared to $148.4 million.

•Accounts receivable turnover was 72.4 days, compared to 68.7 days.

•Inventory was $606.7 million, compared to $350.2 million. Trailing twelve-month inventory turnover was 2.5 times compared to 3.3 times.

•Total short- and long-term debt was $472.2 million, compared to $300.1 million.

•Net cash used by operating activities for the first six months of the fiscal year was $58.3 million, compared to net cash provided of $186.3 million for the same period last year.

Updated Fiscal 2022 Annual Outlook

Due to the sale of the majority of the Personal Care business during the second quarter of fiscal 2022 and the expected continued classification of the remaining Latin America and Caribbean Personal Care business as Non-Core for fiscal 2022, the Company is providing its updated outlook on both a consolidated and Core business basis in order to provide comparability between historical and future periods.

The Company's updated outlook includes the current estimated impact of the duration of time required to repackage existing inventory affected by the EPA compliance concerns and related stop shipment actions and to return to normalized levels of shipping activity. The Company's updated outlook includes an estimated unfavorable sales revenue impact of $75 to $100 million and an unfavorable adjusted diluted EPS impact of $0.45 to $0.75 related to lost sales volume and earnings due to the EPA matter. The adjusted diluted EPS impact is net of the favorable impact of cost reduction actions being taken in the Health & Home segment, which include reductions in personnel, marketing and select new product development costs.

The Company incurred $13.1 million and $3.0 million of EPA compliance costs during the first and second quarters of fiscal 2022, respectively. These costs were included in the Company's GAAP operating results but were excluded from non-GAAP adjusted operating results. The Company expects to incur additional EPA compliance costs in fiscal 2022, which may include incremental freight, warehouse storage costs, charges from vendors, and legal fees, among other things. The Company expects to continue to exclude these costs from non-GAAP adjusted operating results in fiscal 2022, and the costs have been excluded from the updated annual outlook for non-GAAP adjusted diluted EPS.

The Company expects consolidated net sales revenue in the range of $2.02 to $2.07 billion, which implies a decline of 3.5% to 1.5%. The Company expects Core net sales revenue in the range of $1.99 to $2.03 billion, which implies a decline of 1.5% to growth of 0.5%, and includes 4.9% to 3.7% of unfavorable impact related to the EPA matter. Excluding the EPA matter, the Company expects Core net sales revenue growth of 3.4% to 4.3%.

The Company’s updated net sales outlook reflects the following expectations by segment:
•Housewares net sales growth of 9.0% to 11.0%;
•Health & Home net sales decline of 20.0% to 18.0%, including 11.2% to 8.4% of decline related to the EPA matter; and
•Beauty net sales growth of 7.5% to 9.5%; Beauty Core business net sales growth of 20.0% to 22.0%.

The Company expects consolidated GAAP diluted EPS of $7.88 to $8.31 and Core diluted EPS of $7.68 to $8.11. The Company expects consolidated non-GAAP adjusted diluted EPS in the range of $11.26 to $11.56 and Core adjusted diluted EPS in the range of $11.05 to $11.35, which excludes any EPA compliance costs, asset impairment charges, restructuring charges, tax reform, share-based compensation expense and intangible asset amortization expense. The Company's Core adjusted diluted EPS expectation implies an increase of 0.2% to 2.9%, which includes 6.8% to 4.1% of unfavorable impact due to the EPA matter, implying expected year-over-year growth of 7.0% not including the impact of the EPA matter.

The Company’s updated outlook also includes estimated year-over-year inflationary cost pressures of approximately $60 to $65 million, or approximately $2.45 to $2.65 of adjusted diluted EPS, much of which have been mitigated through improved product mix, price increases, forward buying of inventory to delay cost impacts, utilizing previously negotiated shipping contracts at rates below current market prices, and implementing other cost reduction initiatives.

The Company’s updated consolidated and Core net sales and EPS outlook reflects the following:
•the assumption that the severity of the cough/cold/flu season will be in line with pre-COVID historical averages;
•the assumption that September 2021 foreign currency exchange rates will remain constant for the remainder of the fiscal year; and
•an estimated weighted average diluted shares outstanding of 24.4 million.

Due to the strong growth comparison and COVID-related events in fiscal 2021, and the timing of the estimated impacts of the shipping restrictions related to the EPA matter, the Company expects consolidated Core net sales growth for fiscal 2022 to be concentrated entirely in the first quarter of the fiscal year. The Company also expects Core adjusted diluted EPS growth for fiscal 2022 to be concentrated in the first and fourth quarters of the fiscal year, with the second quarter expected to be the most impacted by the shipping restrictions as well as having the most challenging growth comparison to the prior fiscal year.

The Company expects a reported consolidated GAAP effective tax rate range of 13.0% to 14.0%, and a Core GAAP effective tax rate range of 12.7% to 13.8% for the full fiscal year 2022. The Company expects a consolidated adjusted effective tax rate range of 10.6% to 11.6% and a Core adjusted effective tax rate range of 10.4% to 11.4%.

The Company expects capital asset expenditures of $100 to $125 million for the full fiscal year 2022, which includes expected initial expenditures related to the previously announced new 2 million square foot distribution facility with state-of-the-art automation for the Housewares segment. The Company expects the total cost of the new distribution center and equipment to be in the range of $200 to $225 million spread over fiscal years 2022 and 2023, assuming construction and equipment costs remain at current levels.

The likelihood and potential impact of any fiscal 2022 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, material long-term distribution losses and/or customer returns that may arise related to the EPA matter, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s updated sales and earnings outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Thursday, October 7, 2021. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on October 7, 2021 until 11:59 p.m. Eastern Time on October 14, 2021 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13723060. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Core and Non-Core Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Free Cash Flow and Outlook for Consolidated, Core and Non-Core Net Sales Revenue, Diluted EPS and Adjusted Diluted EPS Excluding Impact of the EPA Matter, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income and cash flows. For additional information see Note 8 to the accompanying tables to this Press Release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar. We sometimes refer to these brands as our Leadership Brands. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-Q for the six months ended August 31, 2021, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the Company's ability to successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and any similar future public health crisis, pandemic or epidemic, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, actions taken by large customers that may adversely affect the Company's gross profit and operating results, the Company's dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including from the effects of COVID-19, the Company's dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, expectations regarding recent acquisitions and any future acquisitions or divestitures, including the Company's ability to realize related synergies along with its ability to effectively integrate acquired businesses or disaggregate divested businesses, the Company's reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, obsolescence or interruptions in the operation of the Company's central global Enterprise Resource Planning systems and other peripheral information systems, occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, the Company's dependence on third-party manufacturers, most of which are located in the Asia Pacific market, and any inability to obtain products from such manufacturers, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the geographic concentration and peak season capacity of certain U.S. distribution facilities which increase its risk to disruptions that could affect the Company's ability to deliver products in a timely manner, risks associated with the use of licensed trademarks from or to third parties, the Company's ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations, the risks associated with significant changes in or the Company's compliance with regulations, interpretations or product certification requirements, the risks associated with the Company's discussions with the EPA on the implementation of compliance plans related to certain of its products within the Health & Home segment, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks of potential changes in laws and regulations, including environmental, health and safety and tax laws, and the costs and complexities of compliance with such laws, the Company's ability to continue to avoid classification as a Controlled Foreign Corporation, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, the risks of significant tariffs or other restrictions being placed on imports from China or Mexico or any retaliatory trade measures taken by China or Mexico, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, significant impairment of the Company's goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, risks associated with foreign currency exchange rate fluctuations, increased costs of raw materials, energy and transportation, projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary in a material amount, the risks to the Company's liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets and limitations under its financing arrangements. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31,
	2021		2020
Sales revenue, net	$475,228	100.0%	$530,852	100.0%
Cost of goods sold	264,640	55.7%	300,516	56.6%
Gross profit	210,588	44.3%	230,336	43.4%
Selling, general and administrative expense (“SG&A”)	142,928	30.1%	131,027	24.7%
Restructuring charges	369	0.1%	34	—%
Operating income	67,291	14.2%	99,275	18.7%
Non-operating income, net	31	—%	111	—%
Interest expense	3,307	0.7%	2,796	0.5%
Income before income tax	64,015	13.5%	96,590	18.2%
Income tax expense	12,700	2.7%	9,257	1.7%
Net income	$51,315	10.8%	$87,333	16.5%

Diluted earnings per share (“EPS”)	$2.11		$3.43

Weighted average shares of common stock used in computing diluted EPS	24,347		25,458

	Six Months Ended August 31,
	2021		2020
Sales revenue, net	$1,016,451	100.0%	$951,687	100.0%
Cost of goods sold	585,271	57.6%	542,050	57.0%
Gross profit	431,180	42.4%	409,637	43.0%
SG&A	298,679	29.4%	253,016	26.6%
Restructuring charges	375	—%	367	—%
Operating income	132,126	13.0%	156,254	16.4%
Non-operating income, net	133	—%	347	—%
Interest expense	6,302	0.6%	6,642	0.7%
Income before income tax	125,957	12.4%	149,959	15.8%
Income tax expense	17,670	1.7%	2,340	0.2%
Net income	$108,287	10.7%	$147,619	15.5%

Diluted EPS	$4.42		$5.81

Weighted average shares of common stock used in computing diluted EPS	24,492		25,428

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (8)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31, 2021
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$475,228	100.0%	$—		$475,228	100.0%
Cost of goods sold	264,640	55.7%	(357)	(3)	264,283	55.6%
Gross profit	210,588	44.3%	357		210,945	44.4%
SG&A	142,928	30.1%	(2,603)	(3)	129,559	27.3%
			(2,986)	(4)
			(7,780)	(5)
Restructuring charges	369	0.1%	(369)	(6)	—	—%
Operating income	67,291	14.2%	14,095		81,386	17.1%
Non-operating income, net	31	—%	—		31	—%
Interest expense	3,307	0.7%	—		3,307	0.7%
Income before income tax	64,015	13.5%	14,095		78,110	16.4%
Income tax expense	12,700	2.7%	960		13,660	2.9%
Net income	$51,315	10.8%	$13,135		$64,450	13.6%

Diluted EPS	$2.11		$0.54		$2.65

Weighted average shares of common stock used in computing diluted EPS	24,347				24,347

	Three Months Ended August 31, 2020
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$530,852	100.0%	$—		$530,852	100.0%
Cost of goods sold	300,516	56.6%	—		300,516	56.6%
Gross profit	230,336	43.4%	—		230,336	43.4%
SG&A	131,027	24.7%	(4,552)	(4)	121,851	23.0%
			(4,624)	(5)
Restructuring charges	34	—%	(34)	(6)	—	—%
Operating income	99,275	18.7%	9,210		108,485	20.4%
Non-operating income, net	111	—%	—		111	—%
Interest expense	2,796	0.5%	—		2,796	0.5%
Income before income tax	96,590	18.2%	9,210		105,800	19.9%
Income tax expense	9,257	1.7%	603		9,860	1.9%
Net income	$87,333	16.5%	$8,607		$95,940	18.1%

Diluted EPS	$3.43		$0.34		$3.77

Weighted average shares of common stock used in computing diluted EPS	25,458				25,458

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (8)
(Unaudited) (in thousands, except per share data)

	Six Months Ended August 31, 2021
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,016,451	100.0%	$—		$1,016,451	100.0%
Cost of goods sold	585,271	57.6%	(13,469)	(3)	571,802	56.3%
Gross profit	431,180	42.4%	13,469		444,649	43.7%
SG&A	298,679	29.4%	(2,603)	(3)	268,307	26.4%
			(5,969)	(4)
			(21,800)	(5)
Restructuring charges	375	—%	(375)	(6)	—	—%
Operating income	132,126	13.0%	44,216		176,342	17.3%
Non-operating income, net	133	—%	—		133	—%
Interest expense	6,302	0.6%	—		6,302	0.6%
Income before income tax	125,957	12.4%	44,216		170,173	16.7%
Income tax expense	17,670	1.7%	2,224		19,894	2.0%
Net income	$108,287	10.7%	$41,992		$150,279	14.8%

Diluted EPS	$4.42		$1.71		$6.14

Weighted average shares of common stock used in computing diluted EPS	24,492				24,492

	Six Months Ended August 31, 2020
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$951,687	100.0%	$—		$951,687	100.0%
Cost of goods sold	542,050	57.0%	—		542,050	57.0%
Gross profit	409,637	43.0%	—		409,637	43.0%
SG&A	253,016	26.6%	(9,026)	(4)	230,075	24.2%
			(13,915)	(5)
Restructuring charges	367	—%	(367)	(6)	—	—%
Operating income	156,254	16.4%	23,308		179,562	18.9%
Non-operating income, net	347	—%	—		347	—%
Interest expense	6,642	0.7%	—		6,642	0.7%
Income before income tax	149,959	15.8%	23,308		173,267	18.2%
Income tax expense	2,340	0.2%	10,809		13,149	1.4%
Net income	$147,619	15.5%	$12,499		$160,118	16.8%

Diluted EPS	$5.81		$0.49		$6.30

Weighted average shares of common stock used in computing diluted EPS	25,428				25,428

Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended August 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2021 sales revenue, net	$201,863	$211,454	$117,535	$530,852
Organic business (1)	13,084	(70,910)	145	(57,681)
Impact of foreign currency	271	935	851	2,057
Change in sales revenue, net	13,355	(69,975)	996	(55,624)
Fiscal 2022 sales revenue, net	$215,218	$141,479	$118,531	$475,228

Total net sales revenue growth (decline)	6.6%	(33.1)%	0.8%	(10.5)%
Organic business	6.5%	(33.5)%	0.1%	(10.9)%
Impact of foreign currency	0.1%	0.4%	0.7%	0.4%

	Six Months Ended August 31, 2021
	Housewares	Health & Home	Beauty	Total
Fiscal 2021 sales revenue, net	$342,491	$411,410	$197,786	$951,687
Organic business (1)	65,211	(69,707)	61,697	57,201
Impact of foreign currency	1,160	3,872	2,531	7,563
Change in sales revenue, net	66,371	(65,835)	64,228	64,764
Fiscal 2022 sales revenue, net	$408,862	$345,575	$262,014	$1,016,451

Total net sales revenue growth (decline)	19.4%	(16.0)%	32.5%	6.8%
Organic business	19.0%	(16.9)%	31.2%	6.0%
Impact of foreign currency	0.3%	0.9%	1.3%	0.8%

Leadership Brand and Other Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended August 31,
	2021	2020	$ Change	% Change
Leadership Brand sales revenue, net (7)	$393,820	$431,374	$(37,554)	(8.7)%
All other sales revenue, net	81,408	99,478	(18,070)	(18.2)%
Total sales revenue, net	$475,228	$530,852	$(55,624)	(10.5)%

	Six Months Ended August 31,
	2021	2020	$ Change	% Change
Leadership Brand sales revenue, net (7)	$822,876	$780,404	$42,472	5.4%
All other sales revenue, net	193,575	171,283	22,292	13.0%
Total sales revenue, net	$1,016,451	$951,687	$64,764	6.8%

Consolidated and Segment Net Sales from Core and Non-Core Business (2)
(Unaudited) (in thousands)

	Three Months Ended August 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2021 sales revenue, net	$201,863	$211,454	$117,535	$530,852
Core business	13,355	(69,975)	16,395	(40,225)
Non-Core business (Personal Care)	—	—	(15,399)	(15,399)
Change in sales revenue, net	13,355	(69,975)	996	(55,624)
Fiscal 2022 sales revenue, net	$215,218	$141,479	$118,531	$475,228

Total net sales revenue growth (decline)	6.6%	(33.1)%	0.8%	(10.5)%
Core business	6.6%	(33.1)%	13.9%	(7.6)%
Non-Core business (Personal Care)	—%	—%	(13.1)%	(2.9)%

	Six Months Ended August 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2021 sales revenue, net	$342,491	$411,410	$197,786	$951,687
Core business	66,371	(65,835)	80,824	81,360
Non-Core business (Personal Care)	—	—	(16,596)	(16,596)
Change in sales revenue, net	66,371	(65,835)	64,228	64,764
Fiscal 2022 sales revenue, net	$408,862	$345,575	$262,014	$1,016,451

Total net sales revenue growth (decline)	19.4%	(16.0)%	32.5%	6.8%
Core business	19.4%	(16.0)%	40.9%	8.5%
Non-Core business (Personal Care)	—%	—%	(8.4)%	(1.7)%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (8)
(Unaudited) (in thousands)

	Three Months Ended August 31, 2021
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$41,921	19.5%	$4,794	3.4%	$20,576	17.4%	$67,291	14.2%
EPA compliance costs	—	—%	2,960	2.1%	—	—%	2,960	0.6%
Restructuring charges	369	0.2%	—	—%	—	—%	369	0.1%
Subtotal	42,290	19.6%	7,754	5.5%	20,576	17.4%	70,620	14.9%
Amortization of intangible assets	519	0.2%	570	0.4%	1,897	1.6%	2,986	0.6%
Non-cash share-based compensation	3,157	1.5%	2,632	1.9%	1,991	1.7%	7,780	1.6%
Adjusted operating income (non-GAAP)	$45,966	21.4%	$10,956	7.7%	$24,464	20.6%	$81,386	17.1%

	Three Months Ended August 31, 2020
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$45,403	22.5%	$33,771	16.0%	$20,101	17.1%	$99,275	18.7%
Restructuring charges	25	—%	—	—%	9	—%	34	—%
Subtotal	45,428	22.5%	33,771	16.0%	20,110	17.1%	99,309	18.7%
Amortization of intangible assets	520	0.3%	2,509	1.2%	1,523	1.3%	4,552	0.9%
Non-cash share-based compensation	1,891	0.9%	1,493	0.7%	1,240	1.1%	4,624	0.9%
Adjusted operating income (non-GAAP)	$47,839	23.7%	$37,773	17.9%	$22,873	19.5%	$108,485	20.4%

	Six Months Ended August 31, 2021
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$69,064	16.9%	$16,043	4.6%	$47,019	17.9%	$132,126	13.0%
EPA compliance costs	—	—%	16,072	4.7%	—	—%	16,072	1.6%
Restructuring charges	369	0.1%	—	—%	6	—%	375	—%
Subtotal	69,433	17.0%	32,115	9.3%	47,025	17.9%	148,573	14.6%
Amortization of intangible assets	1,037	0.3%	1,137	0.3%	3,795	1.4%	5,969	0.6%
Non-cash share-based compensation	8,708	2.1%	7,512	2.2%	5,580	2.1%	21,800	2.1%
Adjusted operating income (non-GAAP)	$79,178	19.4%	$40,764	11.8%	$56,400	21.5%	$176,342	17.3%

	Six Months Ended August 31, 2020
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$68,636	20.0%	$65,304	15.9%	$22,314	11.3%	$156,254	16.4%
Restructuring charges	263	0.1%	—	—%	104	0.1%	367	—%
Subtotal	68,899	20.1%	65,304	15.9%	22,418	11.3%	156,621	16.5%
Amortization of intangible assets	1,018	0.3%	4,961	1.2%	3,047	1.5%	9,026	0.9%
Non-cash share-based compensation	5,312	1.6%	4,807	1.2%	3,796	1.9%	13,915	1.5%
Adjusted operating income (non-GAAP)	$75,229	22.0%	$75,072	18.2%	$29,261	14.8%	$179,562	18.9%

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA (8)
(Unaudited) (in thousands)

	Three Months Ended August 31, 2021
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$41,921	$4,794	$20,576	$67,291
Depreciation and amortization	2,815	2,624	3,289	8,728
Non-operating income, net	—	—	31	31
EBITDA (non-GAAP)	44,736	7,418	23,896	76,050
Add: EPA compliance costs	—	2,960	—	2,960
Restructuring charges	369	—	—	369
Non-cash share-based compensation	3,157	2,632	1,991	7,780
Adjusted EBITDA (non-GAAP)	$48,262	$13,010	$25,887	$87,159

	Three Months Ended August 31, 2020
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$45,403	$33,771	$20,101	$99,275
Depreciation and amortization	2,250	4,173	2,913	9,336
Non-operating income, net	—	—	111	111
EBITDA (non-GAAP)	47,653	37,944	23,125	108,722
Add: Restructuring charges	25	—	9	34
Non-cash share-based compensation	1,891	1,493	1,240	4,624
Adjusted EBITDA (non-GAAP)	$49,569	$39,437	$24,374	$113,380

	Six Months Ended August 31, 2021
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$69,064	$16,043	$47,019	$132,126
Depreciation and amortization	5,363	5,350	6,728	17,441
Non-operating income, net	—	—	133	133
EBITDA (non-GAAP)	74,427	21,393	53,880	149,700
Add: EPA compliance costs	—	16,072	—	16,072
Restructuring charges	369	—	6	375
Non-cash share-based compensation	8,708	7,512	5,580	21,800
Adjusted EBITDA (non-GAAP)	$83,504	$44,977	$59,466	$187,947

	Six Months Ended August 31, 2020
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$68,636	$65,304	$22,314	$156,254
Depreciation and amortization	4,372	8,225	5,879	18,476
Non-operating income, net	—	—	347	347
EBITDA (non-GAAP)	73,008	73,529	28,540	175,077
Add: Restructuring charges	263	—	104	367
Non-cash share-based compensation	5,312	4,807	3,796	13,915
Adjusted EBITDA (non-GAAP)	$78,583	$78,336	$32,440	$189,359

Reconciliation of GAAP Net Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (8)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$64,015	$12,700	$51,315	$2.63	$0.52	$2.11
EPA compliance costs	2,960	44	2,916	0.12	—	0.12
Restructuring charges	369	6	363	0.02	—	0.01
Subtotal	67,344	12,750	54,594	2.77	0.52	2.24
Amortization of intangible assets	2,986	198	2,788	0.12	0.01	0.11
Non-cash share-based compensation	7,780	712	7,068	0.32	0.03	0.29
Adjusted (non-GAAP)	$78,110	$13,660	$64,450	$3.21	$0.56	$2.65

Weighted average shares of common stock used in computing diluted EPS						24,347

	Three Months Ended August 31, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$96,590	$9,257	$87,333	$3.79	$0.36	$3.43
Restructuring charges	34	—	34	—	—	—
Subtotal	96,624	9,257	87,367	3.80	0.36	3.43
Amortization of intangible assets	4,552	206	4,346	0.18	0.01	0.17
Non-cash share-based compensation	4,624	397	4,227	0.18	0.02	0.17
Adjusted (non-GAAP)	$105,800	$9,860	$95,940	$4.16	$0.39	$3.77

Weighted average shares of common stock used in computing diluted EPS						25,458

	Six Months Ended August 31, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$125,957	$17,670	$108,287	$5.14	$0.72	$4.42
EPA compliance costs	16,072	241	15,831	0.66	0.01	0.65
Restructuring charges	375	6	369	0.02	—	0.02
Subtotal	142,404	17,917	124,487	5.81	0.73	5.08
Amortization of intangible assets	5,969	406	5,563	0.24	0.02	0.23
Non-cash share-based compensation	21,800	1,571	20,229	0.89	0.06	0.83
Adjusted (non-GAAP)	$170,173	$19,894	$150,279	$6.95	$0.81	$6.14

Weighted average shares of common stock used in computing diluted EPS						24,492

	Six Months Ended August 31, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$149,959	$2,340	$147,619	$5.90	$0.09	$5.81
Restructuring charges	367	2	365	0.01	—	0.01
Tax reform	—	9,357	(9,357)	—	0.37	(0.37)
Subtotal	150,326	11,699	138,627	5.91	0.46	5.45
Amortization of intangible assets	9,026	447	8,579	0.35	0.02	0.34
Non-cash share-based compensation	13,915	1,003	12,912	0.55	0.04	0.51
Adjusted (non-GAAP)	$173,267	$13,149	$160,118	$6.81	$0.52	$6.30

Weighted average shares of common stock used in computing diluted EPS						25,428

Consolidated Core and Non-Core Net Sales and Reconciliation of Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (2) (8)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31,
	2021	2020	$ Change	% Change
Sales revenue, net
Core	$469,485	$509,710	$(40,225)	(7.9)%
Non-Core	5,743	21,142	(15,399)	(72.8)%
Total	$475,228	$530,852	$(55,624)	(10.5)%

	Three Months Ended August 31,
	2021	2020	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$2.65	$3.56	$(0.91)	(25.6)%
Non-Core	—	0.21	(0.21)	(100.0)%
Total	$2.65	$3.77	$(1.12)	(29.7)%

	Three Months Ended August 31,
Core Business:	2021	2020
Diluted EPS, as reported	$2.11	$3.22
EPA compliance costs, net of tax	0.12	—
Restructuring charges, net of tax	0.01	—
Subtotal	2.24	3.22
Amortization of intangible assets, net of tax	0.11	0.17
Non-cash share-based compensation, net of tax	0.29	0.17
Adjusted Diluted EPS (non-GAAP)	$2.65	$3.56

	Three Months Ended August 31,
Non-Core Business:	2021	2020
Diluted EPS, as reported	$—	$0.21
Non-cash share-based compensation, net of tax	—	—
Adjusted Diluted EPS (non-GAAP)	$—	$0.21

Diluted EPS, as reported (GAAP)	$2.11	$3.43

Consolidated Core and Non-Core Net Sales and Reconciliation of Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (2) (8)
(Unaudited) (in thousands, except per share data)

	Six Months Ended August 31,
	2021	2020	$ Change	% Change
Sales revenue, net
Core	$990,589	$909,229	$81,360	8.9%
Non-Core	25,862	42,458	(16,596)	(39.1)%
Total	$1,016,451	$951,687	$64,764	6.8%

	Six Months Ended August 31,
	2021	2020	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$5.96	$5.98	$(0.02)	(0.3)%
Non-Core	0.18	0.32	(0.14)	(43.8)%
Total	$6.14	$6.30	$(0.16)	(2.5)%

	Six Months Ended August 31,
Core Business:	2021	2020
Diluted EPS, as reported	$4.25	$5.49
EPA compliance costs, net of tax	0.65	—
Restructuring charges, net of tax	0.02	0.01
Tax reform	—	(0.37)
Subtotal	4.91	5.13
Amortization of intangible assets, net of tax	0.23	0.34
Non-cash share-based compensation, net of tax	0.82	0.51
Adjusted Diluted EPS (non-GAAP)	$5.96	$5.98

	Six Months Ended August 31,
Non-Core Business:	2021	2020
Diluted EPS, as reported	$0.17	$0.32
Non-cash share-based compensation, net of tax	0.01	—
Adjusted Diluted EPS (non-GAAP)	$0.18	$0.32

Diluted EPS, as reported (GAAP)	$4.42	$5.81

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information
(Unaudited) (in thousands)

	August 31,
	2021	2020
Balance Sheet:
Cash and cash equivalents	$31,779	$148,399
Receivables, net	429,178	402,027
Inventory, net	606,655	350,180
Total assets, current	1,091,767	951,918
Total assets	2,400,165	2,174,193
Total liabilities, current	600,235	500,335
Total long-term liabilities	532,108	365,329
Total debt	472,219	300,131
Stockholders' equity	1,267,822	1,308,529
Liquidity:
Working capital	$491,532	$451,583

	Six Months Ended August 31,
	2021	2020
Cash Flow:
Depreciation and amortization	$17,441	$18,476
Net cash (used) provided by operating activities	(58,338)	186,278
Capital and intangible asset expenditures	23,954	15,237
Net debt proceeds (repayments)	128,100	(35,900)
Payments for repurchases of common stock	110,190	10,161

Reconciliation of GAAP Net Cash (Used) Provided by Operating Activities
to Free Cash Flow (Non-GAAP) (8)
(Unaudited) (in thousands)

	Six Months Ended August 31,
	2021	2020
Net cash (used) provided by operating activities (GAAP)	$(58,338)	$186,278
Less: Capital and intangible asset expenditures	(23,954)	(15,237)
Free cash flow (non-GAAP)	$(82,292)	$171,041

Updated Fiscal 2022 Outlook for Net Sales Revenue (2)
(Unaudited)
(in thousands)

Consolidated:	Fiscal 2021	Updated Outlook for Fiscal 2022
Net sales revenue	$2,098,799	$2,024,000	—	$2,067,000
		(3.5)%	—	(1.5)%

Core Business:
Net sales revenue	$2,020,453	$1,990,000	—	$2,032,000
		(1.5)%	—	0.5%

Non-Core Business:
Net sales revenue	$78,346	$34,000	—	$35,000
		(56.6)%	—	(55.3)%

Reconciliation of Updated Fiscal 2022 Outlook for GAAP Diluted Earnings Per Share (“EPS”) to Adjusted Diluted EPS (Non-GAAP) (2) (8)  (Unaudited)

Consolidated:	Six Months Ended August 31, 2021	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2022
Diluted EPS, as reported (GAAP)	$4.42	$3.46	—	$3.89	$7.88	—	$8.31
EPA compliance costs, net of tax	0.65	0.90	—	0.75	1.55	—	1.40
Restructuring charges, net of tax	0.02	—	—	—	0.02	—	0.02
Subtotal	5.08	4.37	—	4.65	9.45	—	9.73
Amortization of intangible assets, net of tax	0.23	0.23	—	0.23	0.46	—	0.46
Non-cash share-based compensation, net of tax	0.83	0.52	—	0.54	1.35	—	1.37
Adjusted diluted EPS (non-GAAP)	$6.14	$5.12	—	$5.42	$11.26	—	$11.56

Core Business:	Six Months Ended August 31, 2021	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2022
Diluted EPS, as reported (GAAP)	$4.25	$3.43	—	$3.86	$7.68	—	$8.11
EPA compliance costs, net of tax	0.65	0.90	—	0.75	1.55	—	1.40
Restructuring charges, net of tax	0.02	—	—	—	0.02	—	0.02
Subtotal	4.91	4.34	—	4.62	9.25	—	9.53
Amortization of intangible assets, net of tax	0.23	0.23	—	0.23	0.46	—	0.46
Non-cash share-based compensation, net of tax	0.82	0.52	—	0.54	1.34	—	1.36
Adjusted diluted EPS (non-GAAP)	$5.96	$5.09	—	$5.39	$11.05	—	$11.35

Non-Core Business:	Six Months Ended August 31, 2021	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2022
Diluted EPS, as reported (GAAP)	$0.17	$0.03	—	$0.03	$0.20	—	$0.20
Non-cash share-based compensation, net of tax	0.01	—	—	—	0.01	—	0.01
Adjusted diluted EPS (non-GAAP)	$0.18	$0.03	—	$0.03	$0.21	—	$0.21

Reconciliation of Effective Tax Rate (GAAP) to Adjusted Effective Tax Rate (Non-GAAP) (2) (8)
(Unaudited)

Consolidated:	Six Months Ended August 31, 2021	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2022
Effective tax rate, as reported (GAAP)	14.0%	11.6%	—	14.0%	13.0%	—	14.0%
EPA compliance costs	(1.4)%	(1.9)%	—	(1.8)%	(1.7)%	—	(1.6)%
Restructuring charges	—%	—%	—	—%	—%	—	—%
Subtotal	12.6%	9.7%	—	12.2%	11.3%	—	12.4%
Amortization of intangible assets	(0.2)%	(0.1)%	—	(0.2)%	(0.2)%	—	(0.2)%
Non-cash share-based compensation	(0.7)%	(0.3)%	—	(0.5)%	(0.5)%	—	(0.6)%
Adjusted effective tax rate (non-GAAP)	11.7%	9.3%	—	11.5%	10.6%	—	11.6%

Core Business:	Six Months Ended August 31, 2021	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2022
Effective tax rate, as reported (GAAP)	13.8%	11.4%	—	13.7%	12.7%	—	13.8%
EPA compliance costs	(1.4)%	(1.9)%	—	(1.8)%	(1.7)%	—	(1.6)%
Restructuring charges	—%	—%	—	—%	—%	—	—%
Subtotal	12.3%	9.5%	—	11.9%	11.0%	—	12.1%
Amortization of intangible assets	(0.2)%	(0.1)%	—	(0.2)%	(0.2)%	—	(0.2)%
Non-cash share-based compensation	(0.7)%	(0.2)%	—	(0.5)%	(0.5)%	—	(0.6)%
Adjusted effective tax rate (non-GAAP)	11.5%	9.1%	—	11.2%	10.4%	—	11.4%

Non-Core Business:	Six Months Ended August 31, 2021	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2022
Effective tax rate, as reported (GAAP)	19.3%	35.4%	—	37.6%	22.3%	—	22.8%
Non-cash share-based compensation	(0.1)%	(3.4)%	—	(3.6)%	(0.4)%	—	(0.4)%
Adjusted effective tax rate (non-GAAP)	19.2%	32.0%	—	34.0%	21.9%	—	22.4%

Reconciliation of Updated Fiscal 2022 Outlook for Net Sales Revenue to Updated Fiscal 2022 Outlook for Net Sales Revenue Excluding Impact of the EPA Matter (Non-GAAP) (2) (8) (9)
(Unaudited) (in thousands)

Consolidated:	Fiscal 2021	Updated Outlook for Fiscal 2022
Net sales revenue	$2,098,799	$2,024,000	—	$2,067,000	(3.5)%	—	(1.5)%
Impact of the EPA matter		100,000	—	75,000	(4.8)%	—	(3.6)%
Net sales revenue, excluding impact of EPA matter (non-GAAP)		$2,124,000	—	$2,142,000	1.2%	—	2.1%

Core Business:
Net sales revenue	$2,020,453	$1,990,000	—	$2,032,000	(1.5)%	—	0.5%
Impact of the EPA matter		100,000	—	75,000	(4.9)%	—	(3.7)%
Net sales revenue, excluding impact of EPA matter (non-GAAP)		$2,090,000	—	$2,107,000	3.4%	—	4.3%

Non-Core Business:
Net sales revenue	$78,346	$34,000	—	$35,000	(56.6)%	—	(55.3)%
Impact of the EPA matter		—	—	—	—%	—	—%
Net sales revenue, excluding impact of EPA matter (non-GAAP)		$34,000	—	$35,000	(56.6)%	—	(55.3)%

Reconciliation of Updated Fiscal 2022 Outlook for GAAP Diluted EPS to Diluted EPS Excluding Impact of the EPA Matter (Non-GAAP) (2) (8) (9) (Unaudited)

Consolidated:	Fiscal 2021	Updated Outlook for Fiscal 2022
Diluted EPS, as reported (GAAP)	$10.08	$7.88	—	$8.31	(21.8)%	—	(17.6)%
Impact of the EPA matter		0.75	—	0.45	(7.4)%	—	(4.5)%
Diluted EPS, excluding impact of the EPA matter (non-GAAP)		$8.63	—	$8.76	(14.4)%	—	(13.1)%

Core Business:
Diluted EPS, as reported (GAAP)	$9.76	$7.68	—	$8.11	(21.3)%	—	(16.9)%
Impact of the EPA matter		0.75	—	0.45	(7.7)%	—	(4.6)%
Diluted EPS, excluding impact of the EPA matter (non-GAAP)		$8.43	—	$8.56	(13.6)%	—	(12.3)%

Non-Core Business:
Diluted EPS, as reported (GAAP)	$0.32	$0.20	—	$0.20	(37.5)%	—	(37.5)%
Impact of the EPA matter		—	—	—	—%	—	—%
Diluted EPS, excluding impact of the EPA matter (non-GAAP)		$0.20	—	$0.20	(37.5)%	—	(37.5)%

Reconciliation of Updated Fiscal 2022 Outlook for Adjusted Diluted EPS (Non-GAAP) to Adjusted Diluted EPS Excluding Impact of the EPA Matter (Non-GAAP) (2) (8) (9) (Unaudited)

Consolidated:	Fiscal 2021	Updated Outlook for Fiscal 2022
Adjusted diluted EPS (non-GAAP)	$11.65	$11.26	—	$11.56	(3.3)%	—	(0.8)%
Impact of the EPA matter		0.75	—	0.45	(6.4)%	—	(3.9)%
Adjusted diluted EPS, excluding impact of the EPA matter (non-GAAP)		$12.01	—	$12.01	3.1%	—	3.1%

Core Business:
Adjusted diluted EPS (non-GAAP)	$11.03	$11.05	—	$11.35	0.2%	—	2.9%
Impact of the EPA matter		0.75	—	0.45	(6.8)%	—	(4.1)%
Adjusted diluted EPS, excluding impact of the EPA matter (non-GAAP)		$11.80	—	$11.80	7.0%	—	7.0%

Non-Core Business:
Adjusted diluted EPS (non-GAAP)	$0.62	$0.21	—	$0.21	(66.1)%	—	(66.1)%
Impact of the EPA matter		—	—	—	—%	—	—%
Adjusted diluted EPS, excluding impact of the EPA matter (non-GAAP)		$0.21	—	$0.21	(66.1)%	—	(66.1)%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release
(1)Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales. Net sales revenue from internally developed brands or product lines is considered Organic business activity.
(2)The Company defines Core as strategic business that it expects to be an ongoing part of its operations, and Non-Core as business or assets (including net assets held for sale) that it expects to divest within a year of its designation as Non-Core.
(3)Charges incurred in conjunction with EPA packaging compliance for certain products in the air filtration, water filtration and humidification categories within the Health & Home segment.
(4)Amortization of intangible assets.
(5)Non-cash share-based compensation.
(6)Charges incurred in connection with the Company’s restructuring plan (Project Refuel).
(7)Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks, Hot Tools and Drybar brands.
(8)This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Core and Non-Core Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted EPS, Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Free Cash Flow and Outlook for Consolidated, Core and Non-Core Net Sales Revenue, Diluted EPS and Adjusted Diluted EPS Excluding Impact of the EPA Matter ("Non-GAAP Financial Measures") that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges and benefits would not accurately reflect the underlying performance of the Company’s operations for the period in which the charges and benefits are incurred, even though such charges and benefits may be incurred and reflected in the Company’s GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.
(9)Impact of the EPA matter represents the estimated unfavorable financial impact of lost sales volume and earnings resulting from the EPA packaging concerns and related stop shipment actions, net of the favorable impact of cost reduction actions. The estimated impact of the EPA matter does not include EPA compliance costs, which are included in the Company’s GAAP operating results but are excluded from non-GAAP adjusted operating income and non-GAAP adjusted diluted EPS results.
(10)Online channel net sales revenue includes direct to consumer online net sales, net sales to retail customers fulfilling end-consumer online orders and net sales to pure-play online retailers.